Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

March 31, 2015

Tempus Applied Solutions Holdings, Inc.

555 5th Avenue, 19th Floor

New York, NY, 10017

Re:           Registration Statement on Form S-4 (File No. 333-201424)

Ladies and Gentlemen:

We have acted as special counsel to Tempus Applied Solutions Holdings, Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of January 5, 2015 (as amended, the “Merger Agreement”), by and among Chart Acquisition Corp., a Delaware corporation (“Chart”), Tempus Applied Solutions, LLC, a Delaware limited liability company (“Tempus”), the current holders of Tempus’ membership interests (the “Sellers”), Benjamin Scott Terry and John G. Gulbin III, together, in their capacity under the Merger Agreement as the representative of the Sellers for the purposes set forth therein, the Company, Chart Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Chart Merger Sub”), TAS Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Tempus Merger Sub”), Chart Acquisition Group LLC and, for the limited purposes set forth therein, Chart Acquisition Group LLC, Joseph Wright and Cowen Investments LLC.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) Chart Merger Sub will merge with and into Chart, with Chart being the surviving entity and a wholly-owned subsidiary of the Company, (ii) Tempus Merger Sub will merge with and into Tempus, with Tempus being the surviving entity and a wholly owned-subsidiary of the Company, and (iii) the Company will become a publicly traded company (the “Business Combination”).

Pursuant to the Merger Agreement, (i) upon the effectiveness of the Business Combination: (a) the Company will issue one share of common stock, par value $0.01 per share (“Common Stock”), of the Company for each outstanding share of common stock of Chart (“Chart Shares”), (b) the Company will assume, among other obligations, the obligations of Chart under the Second Amended and Restated Warrant Agreement, dated as of March 11, 2015 (the “Warrant Agreement”), between Chart and the Warrant Agent named therein, and (c) the holders of the warrants issued pursuant to the Warrant Agreement will have the right to purchase, upon the terms and conditions set forth in the Warrant Agreement, shares of Common Stock instead of Chart Shares.

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to: (i) 2,976,924 shares (the “Shares”) of Common Stock to be issued by the Company pursuant to the Merger Agreement, (ii) 7,500,000 warrants (the “Warrants”) to purchase Common Stock to be issued by the Company pursuant to the Warrant Agreement, and (iii) 7,500,000 shares (the “Warrant Shares”) of Common Stock issuable by the Company upon exercise of the Warrants.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) all relevant corporate actions heretofore taken by the Company remain in full force and effect, (iii) the Business Combination and transactions contemplated by the Merger Agreement and Registration Statement will be consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law and (iv) the stockholders of Chart will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	The Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

2.	The Warrants, when issued by the Company in the manner and on the terms described in the Registration Statement, the Warrant Agreement and the Merger Agreement, (a) will constitute valid and legally binding obligations of the Company and (b) each authorized and unissued Warrant Share issued upon exercise of the Warrants in accordance with the terms of the Warrant Agreement against payment therefor will be validly issued, fully paid and nonassessable except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Proxy Statement/Prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP